As filed with the Securities and Exchange Commission on December 11 , 2019

Registration No. 333-230690

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

Pacific Sports Exchange Inc.
(Exact name of registrant as specified in its charter)

Delaware	5941	83-1189007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25188 Marion Ave, Unit B108

Punta Gorda, FL  33950

877-571-5562

www.pacificsportsexchange.com

(Address, including zip code, and telephone number, including area code, of registrant s principal executive offices)

___________________________

Timothy Conte

President

258188 Marion Ave, Unit B108

Punta Gorda, FL  33950

877-571-5562

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
Robert J. Burnett, Esq. Parsons/Burnett/Bjordahl/Hume, LLP 159 S. Lincoln Street, Suite 225 Spokane, WA 99201 509-252-5066

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Post-Effective Amendment No. 1") to the Registration Statement on Form S-1 (File No. 333-230690 ) (the "Registration Statement"), as originally declared effective by the Securities and Exchange Commission (the "SEC") on September 30, 2019, is being filed to include information contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2019, which was filed with the SEC on November 27, 2019, and to update certain other information in the Registration Statement.

The Registration Statement initially registered the sale of an aggregate of 10,600,000 shares of our company's shares of common stock, par value $0.0001, including (i) 3,100,000 outstanding shares of common stock by the Selling Stockholders, and (ii) 7,500,000 shares of common stock to be sold by our company. Certain of the shares of common stock being offered by our company have been sold prior to the filing of this Post-Effective Amendment No. 1 and therefore are not included herein.

The information included in this filing amends the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement on April 2, 2019.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2019

PACIFIC SPORTS EXCHANGE INC.

PROSPECTUS

Prior to this Offering, no public market has existed for the common stock of Pacific Sports Exchange Inc. ("Pacific Sports Exchange" or the "company"). Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. ("OTCMarkets"). There no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock, and OTCMarkets must approve our application. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering, our company is offering 7,500,000 shares of our common stock and our selling shareholders are offering 3,100,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The Offering is being made on a self-written, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by our company will be sold on our behalf by our president and director, Timothy Conte. Mr. Conte is deemed to be an underwriter of this Offering. There is uncertainty that we will be able to sell any of the 7,500,000 shares being offered herein by our company. Mr. Conte will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by our company will be sold at a fixed price of $0.02 for the duration of the Offering. Additionally, all of the shares being offered by the selling shareholders will be sold at a fixed price of $0.02 for the duration of the Offering.

Assuming all of the 7,500,000 shares being offered by our company are sold, we will receive $150,000 in net proceeds.

Assuming 5,625,000 of the shares (75%) being offered by our company are sold, we will receive $112,500 in net proceeds.

Assuming 3,750,000 of the shares (50%) being offered by our company are sold, we will receive $75,000 in net proceeds.

Assuming 1,875,000 of the shares (25%) being offered by our company are sold, we will receive $37,500 in net proceeds.

There is no minimum amount we are required to raise from the shares being offered by our company, and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for additional 90 days. We may, however, at any time and for any reason, terminate the Offering.

All expenses incurred in this Offering are being paid for by the company from cash on hand and not from the proceeds from this offering.

For the duration of the Offering, any and all sellers of the shares being registered herein agree to provide this Prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the company will be placed directly into the company's account. Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the Prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by law.

We are an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 5 of this Prospectus for a discussion of information that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred to you. We have not authorized any person to provide you with any information about this Offering, the company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is December 11, 2019

i

Please read this Prospectus carefully. It describes our business, financial condition, results of operations and prospects. We have prepared this Prospectus so that prospective investors will have the information necessary to make an informed investment decision.

Prospective investors should rely only on the information contained in this Prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to such investors. We have not, and the placement agents have not authorized anyone to provide such investors with any information other than that contained in this Prospectus, or in any free writing prospectus we may authorize to be delivered or made available to such investors. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to such investors. This Prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this Prospectus outside the United States.

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire Prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors”. Some of the statements contained in this Prospectus, including statements under this summary and under the heading “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding Forward-Looking Statements”. Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this Prospectus.

Unless otherwise indicated, references to “we,” “our,” “us,” the “company,” or “PSE” refer to Pacific Sports Exchange Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Prospectus and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", believes", "estimates", "projects", "forecasts", "expects", "plans", and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section in this Prospectus.

The Company

We were incorporated in Delaware on July 2, 2018, to engage in the business of re-selling new and used tennis and golf equipment. The concept is to source top-quality, in-demand equipment through consulting with customer and market profiles and ship the sold goods to the target markets of Asia, Europe, and North America. Our company has identified specific brands and models that retain value as both new and used products across the various geographical territories.

We will operate as an on-line entity and intend to utilize E-Bay as our prime marketing channels. We will also optimize our own website for ‘global’ search terms and internally vend equipment to a worldwide market.

On January 15, 2019, we issued 3,100,000 shares of common stock to 14 individuals pursuant to the provisions of Section 4(a)(2) of the Securities Act of 1933 (the "Act") and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission ("SEC").

Our principal executive office is located at 25188 Marion Ave, Unit B108 Punta Gorda, FL 33950 and our telephone number is (877) 571-5562. Our fiscal year end is August 31.

At present, we have generated limited revenue, and our business plan has not yet been fully carried out or developed. We are a start-up stage company, and our plans are actively under development. Our independent auditors have issued a report expressing substantial doubt about our company’s ability to continue as a going concern.

1

Our Plan

Our company is an early stage company that has limited operations, limited revenue, limited financial backing and limited assets. The plan is to further expand and develop our operations throughout the remainder of 2019 and beyond.

Our company specializes in the re-selling of new and used tennis and golf equipment. The concept is to source top-quality, in-demand equipment through consulting with customer and market profiles and ship the sold goods to the target markets of Asia, Europe, and North America. We have identified speci fic brands and models that retain value as both new and used products across the various geographical territories.

To source the in-demand equipment, we have established relationships with local sports retailers and clubs to purchase surplus and end-of-season inventory, attend golf and tennis trade shows, and monitor re-seller equipment events to pin-point trends in high-demand items. Both Florida and California have been identified as premium geographic locations to search for and secure the desired supply of top-end equipment.

We will operate as an on-line entity and intend to utilize eBay as our prime marketing channel. We are also optimizing our own website for ‘global’ search terms with the goal of internally vending equipment to a worldwide market

Implications of Being an Emerging Growth Company

We currently qualify as an "emerging growth company" as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act");

•	reduced disclosure obligations regarding executive compensation in this prospectus and in our periodic reports, proxy statements and registration statements; and

•	not being required to hold a nonbinding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until November 30, 2023. However, if certain events occur prior to such date, including if we become a "large accelerated filer," our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

We have an authorized capital consisting of 220,000,000 shares with par value of $0.001. As of the consummation of this Offering, our authorized capital will consist of 200,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001. No rights and preferences for any series of preferred shares has been adopted by the Board of Directors.

As of the date of this Prospectus, we have 13,100,000 shares of common stock issued and outstanding. Through this Offering, we will register a total of 10,600,000 shares of common stock. These shares represent 7,500,000 additional shares of common stock to be issued by us and 3,100,000 shares of common stock by our selling stockholders. We may endeavor to sell all 7,500,000 shares of common stock after this Registration Statement becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.02 per share for the duration of the Offering. There is no arrangement to address the possible effect of the Offering on the price of the stock. We will receive all proceeds from the sale of our common stock, but we will not receive any proceeds from the selling stockholders.

The primary offering on behalf of our company is separate from the secondary offering of the selling stockholders in that the proceeds from the common stock sold by the selling stockholder's will go directly to them, not to our company. The same idea applies if our company approaches or is approached by investors who then subsequently decide to invest in our company, those proceeds would then go to our company.

Securities being offered by the Company

7,500,000 shares of common stock, at a fixed price of $0.02 offered by us in a direct offering. Our Offering will terminate upon the earliest of (i) such time as all of the common shares have been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason, terminate the Offering.

Securities being offered by the Selling Stockholders

3,100,000 shares of common stock, at a fixed price of $0.02 offered by selling stockholders in a resale offering. The Offering will terminate upon the earliest of (i) such time as all of the common shares have been sold pursuant to the registration statement; or (ii) 365 days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the Offering.

Offering Price per share	We and the selling stockholders will sell the shares at a fixed price of $0.02 for the duration of this Offering.

Number of shares of Common Stock outstanding before the offering of Common Stock	13,100,000 shares of common stock are currently issued and outstanding.

Number of shares of Common Stock outstanding after the Offering of Common Stock	20,600,000 shares of common stock will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the Common Stock

There is no public market for our shares of common stock. The price per share is $0.02.

We may not be able to meet the requirement for a public listing or quotation of our common shares. Furthermore, even if our shares of common stock are quoted or granted listing, a market for our shares of common stock may not develop.

The offering price for the shares will remain at $0.02 per share for the duration of the Offering.

Termination of the Offering

This Offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the SEC; or (ii) the date on which all 7,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the Offering for an additional 90 days. At any time and for any reason, we may also terminate the Offering.

Terms of the Offering	Our President will sell the 7,500,000 shares of common stock on behalf of our company, upon effectiveness of this registration statement, on a best efforts basis.

Registration Costs	We estimate our total offering registration costs to be approximately $30,000.

Risk Factors	See "Risk Factors" and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

3

SUMMARY FINANCIAL DATA

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis" section and the accompanying financial statements and related notes included elsewhere in this Prospectus. The summary financial data as of August 31, 2019 and 2018, for the year ended August 31, 2019 and for the period from July 2, 2018 (inception) to August 31, 2018, was derived from our audited financial statements included elsewhere in this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

	Year	July 2, 2018
	Ended	( Inception ) to
	August 31,	August 31,
Statement of Operations Data:	2019	2018

Revenue	$7,438	$2,602
Cost of goods sold	(6,413)	(2,148)
Gross profit	1,025	454
Operating expenses:
General and administrative expenses	5,613	546
Professional fees	26,350	948
Total operating expenses	31,963	1,494
Net loss	$(30,938)	$(1,040)
Net loss per common share	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	11,996,438	10,000,000

	As of	As of
	August 31,	August 31,
Balance Sheet Data:	2019	2018

Cash and cash equivalents	$22,085	$15,405
Total assets	$25,919	$20,693
Total liabilities	$6,331	$1,167
Common Stock	$13,100	$10,000
Additional paid-in capital	$38,466	$10,566
Accumulated deficit	$(31,978)	$(1,040)
Total stockholders’ equity	$19,588	$19,526

4

You should rely only on the information contained in this Prospectus and the information we have referred to you. We have not authorized any person to provide you with any information about this Offering, our company, or the shares of common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

RISK FACTORS

Please consider the following risk factors and other information in this Prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. If listed, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

Intense competition in the sporting goods industry and in retail could limit our growth and reduce our profitability.

The market for sporting goods retailers is highly fragmented and intensely competitive. Our current and prospective competitors include many large companies, some of which have greater market presence (both brick and mortar and online), name recognition and financial, marketing and other resources than we do. Further, the ability of consumers to compare prices on a real-time basis through the use of smartphones and digital technology puts additional pressure on us to maintain competitive pricing. We compete with retailers from multiple categories and in multiple channels, including large formats; traditional and specialty formats; mass merchants; department stores and catalog; internet-based and direct-sell retailers; and vendors that sell directly to customers. Many factors affect the extent to which competition could affect our results, including as it relates to pricing, quality, assortment, advertising, service, locations and reputation, and prolonged competitive pressures could have a material effect on our results of operations.

Our business is dependent on consumer discretionary spending and reductions in consumer spending might adversely affect the Company's business, operations, liquidity, financial results and stock price.

Our business depends on consumer discretionary spending, and as a result, our results are highly dependent on U.S. consumer confidence and the health of the U.S. economy. Consumer spending may be affected by many factors outside of the Company's control, including general economic conditions; consumer disposable income; consumer confidence; unemployment; the availability, cost and level of consumer debt; the costs of basic necessities and other goods; and effects of weather or natural disasters. A decrease in consumer discretionary spending may result in a decrease in customer traffic and average value per transaction and might cause us to increase promotional activities, which will have a negative impact on our gross margins, and all of which could negatively affect the Company's business, operations, liquidity, financial results and/or stock price, particularly if consumer spending levels are depressed for a prolonged period of time.

We will rely on third party platforms to sell our products. If these third parties change or discontinue their platforms or experience technical difficulties, user growth or engagement could decline and our business, revenues and financial results could be harmed.

We are relying on eBay which is a third-party platform to sell our new and used golf and tennis equipment. If e Bay discontinues their platform or experiences a security breach or outage, user growth and engagement could decline and our ability to reach potential customers would be negatively affected by that decline causing our revenues and financial results to be harmed. In addition, should materially adverse changes to seller agreements with any of the third parties occur, we may be required to discontinue using that platform which could result in reduced revenues.

5

If we are unable to predict or effectively react to changes in consumer demand or shopping patterns, we may lose customers and our sales may decline.

Our success depends in part on our ability to anticipate and respond in a timely manner to changing consumer demand, consumer preferences, and shopping patterns regarding tennis and golf equipment. We must develop and execute merchandising initiatives with marketing programs that appeal to a broad range of consumers and markets throughout the country and the World . Consumer preferences cannot be predicted with certainty and are subject to continual change and evolution. Additionally, our customers may also have expectations about how they shop in stores or through eCommerce or more generally engage with businesses across different channels or media (through online and other digital or mobile channels or particular forms of social media), which may vary across demographics and may evolve rapidly.

Our sales may decline significantly if we misjudge the market for our used merchandise, which may result in significant inventory markdowns and lower margins, missed opportunities for other products, or inventory write-downs, and could have a negative impact on our reputation and profitability.

We will require additional funds in the future to achieve our current business strategy. Our inability to obtain funding could cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and develop our operations, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

If we were to lose the services of Timothy Conte or Jennifer Whitesides, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of our management team, Timothy Conte, our president, and Jennifer Whitesides, our secretary and treasurer. The loss of key members of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case, our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

6

We have generated limited revenue to date since our inception.

We are a start-up stage company. We have generated limited revenue to date and may be unable to generate any or any significant amounts of revenue in the future. Because we may not be able to generate revenue or any significant amounts of revenue in the future our common stock may become worthless.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently begun operations. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate our business and have generated limited revenue from such operations. A commitment of substantial resources to conduct time-consuming research may be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our ability to continue as a going concern will require us to obtain additional financing to fund our operations, which may be unavailable on acceptable terms, or at all.

Our recurring losses from operations and our current operating plans raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended August 31, 2019 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional financing to fund our operating plans. We believe that the net proceeds from this offering and our existing cash will be sufficient to fund our operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we need additional capital or are unable to raise that capital when needed or on acceptable terms, we would be forced to delay, reduce or cease our active business operations.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Our company meets the definition of an "emerging growth company" and so long as we qualify as an "emerging growth company," we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although our company is still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an "emerging growth company". Our company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our company's internal control over financial reporting so long as we qualify as an "emerging growth company" which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an "emerging growth company", our company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, and which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our common stock may be adversely affected.

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Notwithstanding the above, we are also currently a "smaller reporting company", meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a "smaller reporting company", at such time are we cease being an "emerging growth company", the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an "emerging growth company" or a "smaller reporting company". Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze our company’s results of operations and financial prospects.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

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Due to the fact that we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because external third - party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly traded companies.

Our officers and directors lack experience in, and with the reporting and disclosure obligations of publicly traded companies, and with serving as an officer and or director of a publicly traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly traded companies and their reporting requirements in general.

Risks Related to our Financial Statements, Management, Common Stock and this Offering

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriate plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.02 per share. This offering is being made on a self-underwritten, "best efforts" basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

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We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the Financial Industry Regulatory Authority, which approves the trading of new public company shares. It is possible that such application for quotation may not be approved, even if approved it is possible that a regular trading market will not develop, or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCMarkets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTC Markets). While DTC-eligibility is not a requirement to trade on the OTCMarkets, it is a practical necessity to process trades on the OTCMarkets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Amended and Restated Certificate of Incorporation which will become effective at the closing of the Offering authorizes the issuance of 200,000,000 shares of common stock, of which 13,100,000 shares are issued and outstanding as of August 31, 2019. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Amended and Restated Certificate of Incorporation which will become effective at the closing of the Offering, authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. The issuance of such preferred shares could have a dilutive effect on the rights of common shareholders. At this time, we have no shares of preferred stock issued and outstanding.

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Risks Related to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to our company and held in our corporate bank account if the Subscription Agreements are in good order and our company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the sports equipment environment;

•	changes in key personnel;

•	entry into new geographic markets;

•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	changes in financial estimates or ratings by any securities analysts who may follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;

•	future sales of our common stock by our officers, directors and significant stockholders; and

•	changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

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If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There is not currently and has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s "penny stock" rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our company’s Offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. In order to continue to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority and must maintain current information with OTC Markets.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted, or approved, and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between our company and anyone acting on our behalf, including with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $30,000, which the Company will pay from existing cash on hand. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $40,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

USE OF PROCEEDS

The following table details our company's intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since our company does not intend to pay any of the estimated $30,000 of Offering expenses from the proceeds from this Offering, and assuming that $150,000 (100%), $112,500 (75%), $75,000 (50%), or $37,500 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees	$30,000	$30,000	$30,000	$30,000
DTC-Eligibility Fees	10,000	10,000	10,000	-
Website Design	15,000	12,000	8,000	1,000
Digital Marketing	25,000	18,000	7,000	1,200
Initial Inventory Purchase	40,000	30,000	20,000	1,300
Working Capital	30,000	12,500	-	4,000
Total	$150,000	$112,500	$75,000	$37,500

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

*The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by our company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC"). Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

Website Design: Pertains to the payments that will be made to design and develop our website www.pacificsportsexchange.com. The Company has developed an initial prototype website that is currently attached to our domain; however, a more elaborate iteration will be produced that has more robust content and ecommerce capability.

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Initial Inventory Purchase: pertains to the purchase of tennis and golf equipment. The targeted equipment will include new and used brands that have a proven resale demand, particularly on the international market.

Working Capital: Pertains to the funds allocated to general working capital. This section includes advertising and marking expenses and includes general and administrative expenses for the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office. Any additional funds will be used to cover short falls in other areas, if applicable, during the next 12 months. There is no assurance that we will be able to raise the entire $150,000 with this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($112,500) of this Offering is sold, we estimate that this would still provide sufficient capital to develop and build out our website, cover digital marketing fees, obtain inventory, and cover the costs of being a public company for professional fees and DTC. We would also have $12,500 in working capital to utilize for general and administrative expenses, but still enough to capitalize on differing marketing opportunities when then they come up, or cover deficiencies in other areas.

If only 50% ($75,000) of this Offering is sold, we will have to reduce our short-term goals. We believe this is the minimum we would need to develop our business. We will still be able to develop our website, but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to market our products through our website platform and purchase a good quantity of inventory, but again it will not on the same scale.

If 25% ($37,500) of this Offering is sold, we would still incur expected professional (legal and accounting) fees of $30,000, which will have to be paid to maintain reporting status during the next 12 months. This would substantially hinder the development of our business and our ability to generate sufficient revenues. Our websites and marketing would be rudimentary, our office expenses cut to a minimum, and there will be insignificant working capital. In short, we would not be able to develop our business and/or generate sufficient revenues in the first year without additional financing. Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this Offering would be able to trade his or her shares in a public market, should a public market even be achieved.

If we do not raise sufficient funds to pay professional fees, estimated to be $30,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCMarkets quotation.

We feel that we need to raise a minimum of $75,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Prior to this Offering there has been no public market for our common stock. The price of the current Offering is fixed at $0.02 per share. The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria.

DILUTION

The price of the current Offering is fixed at $0.02 per share. If a prospective investor purchases our common stock, that investor will incur immediate, substantial dilution based on the difference between the public offering price per share that investor will pay in this offering and the net tangible book value per share of common stock immediately after this Offering.

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Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

We intend to sell 7,500,000 shares of our common stock in a direct offering and 3,100,000 shares of common stock, offered by selling stockholders in a resale offering. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 7,500,000 shares of common stock will be sold.

	Shares Issued		Total Consideration
	Number	Percent	Amount	Percent
Existing Shareholders:
Officers and directions	10,000,000	49%	$20,000	10%
Selling shareholders	3,100,000	15%	31,000	15%
Total existing shareholders	13,100,000	64%	$51,000	25%

Purchasers of Shares	7,500,000	36%	$150,000	75%
Total	20,600,000	100%	$201,000	100%

The following table, as of August 31, 2019, sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Prospectus. Totals may vary due to rounding.

	If 25% of	If 50% of	If 75% of	If 100% of
	shares sold	shares sold	shares sold	shares sold
Offering price per share	$0.02	$0.02	$0.02	$0.02
Book value before offering	$0.0015	$0.0015	$0.0015	$0.0015
Pro forma book value per share after offering	$0.0018	$0.0038	$0.0055	$0.0068
Increase per share attributable to offering	$0.0003	$0.0023	$0.0040	$0.0053
Dilution to new shareholders	$0.0182	$0.0162	$0.0145	$0.0132

Net Value Calculation

	If 25% of	If 50% of	If 75% of	If 100% of
Numerator:	shares sold	shares sold	shares sold	shares sold
Net tangible book value before the Offering	$19,588	$19,588	$19,588	$19,588
Net proceeds from this Offering	37,500	75,000	112,500	150,000
Registration Cost	(30,000)	(30,000)	(30,000)	(30,000)
	$27,088	$64,588	$102,088	$139,588
Denominator:
Common shares outstanding prior to this Offering	13,100,000	13,100,000	13,100,000	13,100,000
Common shares to be sold in this offering	1,875,000	3,750,000	5,625,000	7,500,000
	14,975,000	16,850,000	18,725,000	20,600,000

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SELLING SHAREHOLDERS

The shares being offered for resale by the selling shareholders consist of 3,100,000 shares of common stock.

The following table sets for the names of the selling shareholders, the number of common shares beneficially owned by the selling shareholders as of August 31, 2019, and the number of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and a selling stockholder may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all of any portion of such shares nor is any individual selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

Name of Selling Shareholder	Common Shares owned prior to Offering	Common Shares to be sold	Common Shares owned after Offering (assuming all shares are sold)	Percent of Common Shares owned after Offering (assuming all shares are sold)
Vincent Fiscella	200,000	200,000	0	0.00%
Kim Legget	100,000	100,000	0	0.00%
Lucia Mulas	100,000	100,000	0	0.00%
Janice Powell	300,000	300,000	0	0.00%
Joshua Powell	300,000	300,000	0	0.00%
David Rose	100,000	100,000	0	0.00%
Barry Gerber	300,000	300,000	0	0.00%
Artak Noravyan	300,000	300,000	0	0.00%
Robyn Sturney-Toth	300,000	300,000	0	0.00%
John Scavo	300,000	300,000	0	0.00%
Maria Barr	100,000	100,000	0	0.00%
Brittany Conte(1)	200,000	200,000	0	0.00%
Joshua David	200,000	200,000	0	0.00%
Mary Catherine Redfern	300,000	300,000	0	0.00%
Total	3,100,000	3,100,000	0	0.00%

(1)	Brittany Conte is the daughter of Timothy Conte, the Company's President. Ms. Conte acquired her shares of common stock on, January 15, 2019 pursuant to a private placement of the Company’s common stock which was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.

PLAN OF DISTRIBUTION

Our company has 13,100,000 shares of common stock issued and outstanding as of the date of this Prospectus. Pursuant to this Offering our company is registering for sale 3,100,000 shares of common stock held by 14 existing shareholders at a fixed price of $0.02 per share for the duration of the Offering. Our company is also registering an additional 7,500,000 shares of common stock for sale at a fixed price of $0.02 per share for the duration of the Offering.

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There is no arrangement to address the possible effect of the offering on the price of the shares.

In connection with our company's selling efforts in the Offering, Timothy Conte will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Exchange Act.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Timothy Conte will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Conte is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Conte will continue to primarily perform substantial duties for our company or on our behalf otherwise than in connection with transactions in securities. Mr. Conte will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our company will receive all proceeds from the sale of the 7,500,000 shares of common stock being offered on behalf of our company itself. The proceeds from the 3,100,000 shares of common stock held by the selling shareholders, if sold, will not go to our company, but will go to the shareholder directly. The price per share is fixed at $0.02 for the duration of this Offering. Although our shares of common stock are not listed on a public exchange or quoted over-the-counter, we intend to seek to have our common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common shares. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company and selling shareholders must be made at the fixed price of $0.02 for the duration of this Offering. Our company's shares may be sold to purchasers from time to time directly by and subject to the discretion of our company. Further, our company will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from our company and/or the purchasers of the share for whom they may at as agents. The shares of common stock sold by our company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this Prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which our company has complied.

In addition, and without limiting the foregoing, our Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $30,000.

Procedures for Subscribing to Common Stock Offered by our Company

If you decide to subscribe for any shares in this Offering that are offered by our company, you must:

•	execute and deliver a subscription agreement; and

•	deliver a check or certified fuds to us for acceptance or rejection

All checks for subscriptions must be made payable to Pacific Sports Exchange Inc. Wire transfers will also be accepted. We will deliver share certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the closing of the Offering.

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Right to Reject Subscriptions for Common Stock Offered by our Company

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by regular mail or electronic mail within 48 hours after we receive them.

Common Stock to be Sold by the Selling Shareholders

If you decide to subscribe for any shares in this Offering that are offered by the selling shareholders, the selling shareholder(s) will inform you, "the purchaser", of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not, at their sole discretion, decide to accept or reject subscriptions. Selling shareholders will be responsible for following any applicable laws or regulations in regard to the sale(s) of their own common stock.

DESCRIPTION OF SECURITIES

We are authorized to issue 220,000,000 shares, par value $0.001 per share.

As of the consummation of this Offering, our authorized capital will consist of 200,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001.

As of August 31, 2019, 13,100,000 shares of common stock were outstanding. As of the date of this filing we have 13,100,000 shares of common stock, held by approximately 16 shareholders and no preferred shares issued and outstanding.

There is currently no established public trading market for our shares of common stock. Pursuant to this Offering, our company is registering for sale 3,100,000 shares of common stock held by 14 existing shareholders at a fixed price of $0.02 per share for the duration of the Offering. Our company is also registering an additional 7,500,000 shares of common stock for sale at a fixed price of $0.02 per share for the duration of the Offering.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of our company. All shareholders are entitled to share equally in dividends, if any as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. Shareholders do not have cumulative or preemptive rights. As of the date of this Registration Statement, we have 13,100,000 shares of common stock issued and outstanding.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after this Offering.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

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Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to limitations imposed by Delaware law regarding the ability of corporations to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Transfer Agent

The transfer agent for our common shares is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

Penny Stock Regulation

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Parsons/Burnett/Bjordahl/Hume, LLP.

The financial statements including in this Prospectus and the Registration Statement have been audited by Pinnacle Accountancy Group of Utah, to the extent and for the periods set forth in their report appearing elsewhere in this Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for smaller reporting company under the Securities and Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The SEC maintains an Internet Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, investor information can also be found on our website at www.pacificsportsexchange.com.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The following summary of our results of operations should be read in conjunction with our financial statements included elsewhere in this prospectus.

We are an early stage company that has limited operations, limited revenue, limited financial backing and limited assets. Our company generated its initial revenues in the summer of 2018. The plan is to further expand and develop our operations throughout the remainder of 2019 and beyond.

The website will be the marketing anchor of our operation, and hopefully produce a viable source of customers. We will contract with a third-party SEO (Search Engine Optimization) provider to optimize our website and target global keywords that revolve around ‘golf equipment’, ‘tennis racquets for sales’, ‘golf clubs’, ‘classic tennis racquets’, and other similar keyword variations. A complementary pay per click (PPC) campaign will also be undertaken using both Google, Bing and Facebook to simultaneously target tennis and golf themed keywords. The idea is to drive a significant amount of traffic to our website, have customers view our offerings and hopefully purchase our products.

Our Company commenced operations in July of 2018. Our president, Mr. Conte, has secured an initial supply of in-demand racquets and golf clubs, and has started to sell them through eBay. We are regarding this initial selling phase as a test to determine the viability of our business plan, identify weaknesses, and listen to the feedback from our customers. Our plan is to scale up our efforts as we assess what works and/or sells. This initial phase of our development will be small in scale and used as a test for a future scaling-up of operations.

The first iteration of our company's website was finished in July of 2018, however; it will take the better part of a year to fully build-out and have keyword optimized. We will also start a small Google AdWords marketing campaign during the first quarter of 2020, which will provide instant visibility for our product offerings.

In the first quarter of 2020, we will also endeavor to expand our supply chain. South Florida is a destination for both tennis and golf, and a ready supply of new and used equipment can be sourced. However, a goal of our company is to source specialized items that have a high resale value; therefore, a focus shall be to expand our network of partners/suppliers. Once the supply network in Florida is maximized, efforts will be made to secure a California source. Our company does expect to add California as a supply vehicle in late 2020.

The second phase of development, from the second quarter of 2020 through the first quarter of 2021, will see the PacificSportsExchange.com website better optimized for golf and tennis related keywords. During the second phase the Company also intends to expand its supply network yielding the desired re-sale equipment. Contingent on the success of our efforts, we may also expand our sales to a larger wholesale approach. It must also be noted that this second phase of development is aspirational in nature and there is chance that our stated goals may not come to fruition. Now that being said, the Company has made connections with local Southwest Florida sport shops that may have an excess of last year’s inventory are willing to sell these items to our company in bulk. We will remain focused on high-worth purchases, but partner sport shops may be anxious to move some inventory at a bulk discount. Our company will, in turn, market these products on-line through our website and through its third- party website partner. We may also consider bringing on extra administrative help to assist with the logistics of fulfilling orders. As of now, both officers are donating their time to develop the business.

At the 100% funding level of $150,000, it is estimated that the cost of constructing our websites and staging our marketing efforts will be $40,000. The website development will be upwards of $7,500, with an additional $7,500 being set aside SEO keyword optimization. The remaining $25,000 will be used for the generation of supporting marketing materials and in the staging of a Pay Per Click campaign. Our company is also setting aside $40,000 for the purchase of equipment for re-sale. The remaining funds will be employed as needed or warranted.

The officers, during this start-up phase, will work from their respective home offices, so no office space (or overhead) will be required. As our company gains momentum and grows, office space may be added in the future.

The officers will also use their own personal vehicles to meet with vendors and pick up equipment.

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Principal Products, Services and Their Markets

We specialize in the re-selling of new and used tennis and golf equipment. The concept is to source top-quality, in-demand equipment and resell it to both domestic and international customers. We have identified popular brands and models that retain their value in new and used condition.

To source in-demand equipment, our company has established relationships with local Southwest Florida sports retailers to purchase their surplus end-of-season inventory and trade-ins. The company also attends golf and tennis trade shows and monitors re-seller equipment events to pin-point trends in high-demand used equipment. Both Florida and California have been identified as premium geographic locations to search for and secure the desired supply of top-end equipment.

We will operate as an on-line only entity and utilize E-Bay as our primary marketing channel. We will also optimize our own website for ‘global’ search terms and internally vend equipment to a worldwide market. Because the company relies on third-party websites such as eBay to make its sales, such reliance on any third-party platform to generate revenues carries with it certain risks including but not necessarily limited to: the company could violate the terms of service and lose its selling privileges, or the sites themselves could experience technical issues and/or fail. The company will always strive to abide by the policies of any third-party platform and will endeavor to provide superior customer service. The company will also look to improve the marketing and functionality of its own website, to act as a hedge against the risk of relying on third-party partners.

The principals of our company have experience in both the sports of tennis and golf, and through this experience have identified high-value, high-margin equipment that re-sells profitably to both international and domestic customers. The goal is to create a unique supply chain that targets niche, valued products and their buyers. Serious golfers and tennis players are very particular about their equipment and will go to considerable lengths to secure what they are looking for in a quest to improve their game. This customer is our prime target market and our marketing approach will be to create a relationship (wherever possible) with this customer and become their ongoing equipment supplier through social media and electronic outreach.

Distribution Methods

Potential customers will find our equipment promoted through websites such as eBay and eventually through our own PacificSportsExchange.com website; eBay makes it relatively easy to ship goods to international destinations, and eBay also services the domestic US. market. Through eBay, our Company will be able to ship tennis racquets anywhere within the continental U.S.A. for an average flat rate of $8 per item. In addition to utilizing third-party websites such as eBay, our company will develop a robust website of our own and undertake a key-word optimization effort that will globally rank the site for tennis and golf related keywords. While eBay allows for start-up companies such as ours to instantly reach a global audience, our longer-term strategy would be to have customers interact and purchase equipment directly from our website. Not only does this help with the margin-per-transaction, but also gives us an opportunity to create a long-term relationship and database with each customer. However, it must be cautioned that as website optimization occurs, especially on a global scale, this will take time and resources to accomplish, and initially eBay will be our key marketing channel.

Competitive Business Conditions and Strategy; Position in the Industry

Our company will compete with other vendors of golf and tennis equipment. We will compete with a wide assortment of vendors from small local golf and tennis shops, to larger established vendors such as Dick’s Sporting Goods and Amazon. There is also an assortment of successful on-line vendors such as Tennis Warehouse, Midwest Sports, Holabird Sports, and Puetz Golf, among others. At first glance the retail industry appears challenging, especially when you factor in direct sales from the equipment manufacturers themselves, however, a competitive advantage could lie in the specialized nature of both our target customer and our targeted products. While we will sell to local domestic customers, our primary target market will be foreign buyers from Asia and Europe that have a penchant for specific brands and product models not available in their local markets. We have identified select new and classic equipment that is in high demand to foreign buyers, and we have identified a reliable method to source the desired equipment. Our source of in-demand equipment comes from a network of local tennis and golf shops. Located throughout Southwest Florida, these local shops and their owners are embedded within their communities and have great relationships with the local playing public; season in and season out they receive a steady supply of trade-in equipment. Our company has found that these vendors are happy to sell this old equipment to us at a discount. Hence, our niche strategy within the larger mass market will be to service the specialized and under-served international demand with a supply of equipment that is sourced from a network of local Florida sport shops. Our company believes that this sourcing strategy can be duplicated on the East Coast of Florida and in other warm weather states such as California and Arizona.

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Talent Sources and Names of Principal Suppliers

The key to our success will be in the quality of our leadership, and their ability to share industry knowledge and secure a reliable supply chain. Our company will be headed by Timothy Conte, a retired educator and life-long tennis and golf enthusiast. Mr. Conte is passionate about both sports and carries a Florida United States Tennis Association (USTA) tennis ranking, as well as and a 9.2 United States Golf Association (USGA) golf handicap. At both a professional and volunteer level, Mr. Conte has made key Florida vendor/industry contacts and is thoroughly versed on the latest equipment technology. He is also aware and appreciative of classic tennis and golf equipment that stands the test of time and is still widely sought-after today. Mr. Conte is well traveled and has played both sports in Europe and in Asia. Mr. Conte is currently devoting 20 hours per week to our Company.

Our company also benefits from the services of Jennifer Whitesides. Mrs. Whitesides is also a golf and tennis enthusiast and is involved in Florida USTA tennis instruction and carries a USGA golf handicap. Mrs. Whitesides’ main responsibility will be to secure a reliable supply chain. Golf and tennis shops, trade shows, and re-seller events of South Florida will be the initial source of equipment, followed by a structured buying campaign in California. Mrs. Whitesides will work side-by-side with Mr. Conte, leverage her existing industry contacts and ensure that the supply of equipment meets any pending demand. Mrs. Whitesides is working a total of 8 hours per week for our company.

Both officers also monitor eBay for underpriced listings of tennis and golf equipment. These listings do appear from time to time and offer upside resell opportunity.

Research and Development

Since inception, no funds have been expensed on research and development. There are no extra research or development costs as the principals are donating their time and energy in this start-up phase.

Employees

We have no employees. Initially, our officers and directors furnish their time to the development of our company at no cost. We do not foresee hiring any employees in the near future. We will engage independent contractors to help design and develop our website and marketing efforts as may be required.

Dependence on one or a few major customers

We will not be dependent on any one customer for its success. A worldwide market exists for quality new and used golf and tennis equipment and our company intends to reach that market.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

There are no industry specific governmental controls or licensing requirements needed to do business.

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Properties

Our principal executive office is located at 25188 Marion Ave, Unit B108 Punta Gorda, FL 33950. This property is provided to our company by our President/CEO, free of charge.

Legal Proceedings

From time to time we may become involved in various legal proceedings that arise in the ordinary course of business, including actions related to our intellectual property. Although the outcomes of these legal proceedings cannot be predicted with certainty, we are currently not aware of any such legal proceedings or claims that we believe, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements for the year ended August 31, 2019 and for the period of July 2, 2018 (inception) to August 31, 2018, which are included herein.

Our operating results for the year ended August 31, 2019 and the period ended August 31, 2018, and the changes between those periods for the respective items are summarized as follows:

		July 2, 2018
	Year Ended	(Inception) to
	August 31, 2019	August 31, 2018	Change
Revenue	$7,438	$2,602	$4,836
Cost of goods sold	(6,413)	(2,148)	(4,265)
Operating expenses	(31,963)	(1,494)	(30,469)
Net loss	$(30,938)	$(1,040)	$(29,898)

Net loss was $30,938 for the year ended August 31, 2019, and $1,040 for the period ended August 31, 2018. The increase in net loss was primarily due to increased operating expenses.

Cost of goods sold for the year ended August 31, 2019 and the period ended August 31, 2018 was $6,413 and $2,148, respectively. Operating expenses for the year ended August 31, 2019 and the period ended August 31, 2018 were $31,963 and $1,494, respectively. Operating expenses during the year ended August 31, 2019 and the period ended August 31, 2018 were primarily attributed to general and administration expenses of $5,613 and $546 and professional fees of $26,350 and $948, respectively. The increase in professional fees paid during the year ended August 31, 2019, is primarily due to audit and accounting fees.

Liquidity and Capital

As of August 31, 2019, we had $22,085 in cash, $25,919 in total assets, $6,331 in liabilities and $19,588 in working capital.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, our company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to our company. If adequate working capital is not available to our company, it may be required to curtail or cease its operations.

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Working Capital

The following table presents our working capital position as at August 31, 2019 and August 31, 2018:

	August 31,	August 31,
	2019	2018
Current Assets	$25,919	$20,693
Current Liabilities	$6,331	$1,167
Working Capital	$19,588	$19,526

As of August 31, 2019, we had a working capital of $19,588 compared to a working capital of $19,526 as of August 31, 2018. As of August 31, 2019, we had current assets of $25,919 (August 31, 2018 - $20,693) and current liabilities of $6,331 (August 31, 2018 - $1,167). The increase in working capital is primarily from the proceeds from share issuances.

Cash Flow

We fund our operations with cash generated from sales, capital contributions, debt, and issuances of common stock.

The following table presents our cash flow for the periods ended August 31, 2019 and August 31, 2018:

	Year Ended	July 2, 2018 (Inception) to
	August 31, 2019	August 31, 2018
Cash used in operating activities	$(24,320)	$(4,595)
Cash provided by financing activities	31,000	20,000
Net Change in Cash for period	$6,680	$15,405

Cash Flows from Operating Activities

For the year ended August 31, 2019, net cash used in operating activities was $24,320 compared to $4,595 used during the period ended August 31, 2018. For the year ended August 31, 2019 we had a net loss of $30,938, which was reduced by a change in working capital of $6,618. For the period ended August 31, 2018, we had a net loss of $1,040, which was increased by a change in working capital of $3,555.

Cash Flows from Financing Activities

For the year ended August 31, 2019 and the period ended August 31, 2018, we received $31,000 and $20,000, respectively, from financing activities. During the year ended August 31, 2019, we received $31,000 from the issuance of 3,100,000 shares of common stock to investors. During the period ended August 31, 2018, we received $20,000 from the issuance of 10,000,000 shares of common stock to our officers and directors.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Critical Accounting Policies

We prepare our financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) of the United States, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

Inventory

All inventory is finished goods. Inventories are stated at the lower of cost or net realizable value. Our company utilizes first-in first-out for inventory items held. We periodically review inventories for obsolescence and any inventories identified as obsolete are written down. Although we believe that the assumptions used to estimate inventory write-downs are reasonable, future changes in these assumptions could provide a significantly different result. No inventory markdown was recorded during the year ended August 31, 2019 or the period ended August 31, 2018.

Revenue recognition

Revenue is earned from the re-selling of new and used sports equipment. The company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations pursuant to each of its equipment sales transactions:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The company operates as an on-line only retailer and utilizes eBay as its prime marketing channel. The company currently relies on eBay, a third-party marketplace, to facilitate its sales. Such reliance on any third-party platform to generate revenues carries with it certain risks, including but not necessarily limited to: the company could violate the terms of service and lose its selling privileges, or the sites themselves could experience technical issues and/or fail. The company always strives to abide by the policies of any third-party platform and endeavors to provide superior customer service.

Typical sales transactions are usually fulfilled within twenty-four hours of completing the transaction online. Contracts stating the transaction price and our performance obligation to deliver the ordered products are deemed to be entered into on eBay at the time the customer submits payment, which is conducted through the PayPal payment platform. Due to the instantaneous nature of a customer submitting an order online at a stated price and the same (or next)-day shipment of product, the company does not anticipate that variable consideration or contract assets or liabilities will arise in the normal course of business.

Revenues are recognized based on the sales contract price, net of sales taxes, when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the company expects to receive in exchange for those goods. Our contracted prices primarily include cost of inventory, shipping and handling, eBay commission fee and our margin, which varies depending on each item. We may provide incentives to our customers from time-to-time, including discounts, coupons and rewards, which are treated as a reduction in revenue. The company does not accept returns and clearly indicates this in our listings. However, if a customer receives an item that is not as described in the eBay listing, we must follow the eBay money-back guarantee policy which obligates us to issue a full refund within three (3) business days. We do not provide an estimate for returns as we do not anticipate any returns in the normal course of business.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this Prospectus.

Name	Age	Position
Timothy Conte	73	President, Chief Executive Officer, Chief Financial Officer and Director
Jennifer Whitesides	37	Secretary, Treasurer and Director

Each director serves for a term of one year or until their successor is duly elected and qualified. Our executive officers are appointed by our board of directors. There are no family relationships between our current directors and officers.

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Background of Executive Officers and Directors

The following is a brief summary of the background of each of our executive officers and directors:

Timothy Conte - Mr. Conte has a diverse background of experience. He graduated in 1967 from Bucks County Community College with a degree in business. In 1969, he completed a BS business and marketing degree from Rider University, and in 1977, he completed a business and education master’s degree from New Jersey College. In the intervening years between 1969 and 1976, Mr. Conte was a General Manager for Amaco. From 1978 until 1984, Mr, Conte owned and operated his own Auto Damage Appraising company. In 1985, Mr. Conte began teaching, and worked in the Charlotte County School Board (Florida) until his retirement in 2016. Mr. Conte specialized in teaching business and math. Mr. Conte was also active in athletics at the school board, helping to coach both the men’s golf and tennis teams.

Our board of directors believes that Mr. Conte is qualified to serve as a member of our board of directors because of the perspective and experience he brings in business management and from his athletic expertise.

Jennifer Whitesides - Mrs. Whitesides graduated with a bachelor’s degree in psychology from BYU in 2003, and in 2015, achieved a master’s degree in social work from Ohio State University. Mrs. Whitesides worked for Columbus Ohio Social Services from 2005 - 2007, and from 2007 - 2010 worked at LDS Social Services. In 2012, Mrs. Whitesides, became Vice President of Marketing and Operations at Whitesides Orthodontics, a local business run by her husband Dr. Joseph Whitesides. Mrs. Whitesides is engaged in the community and assists in the coaching of young tennis players/prospects. Mrs. Whitesides works with local professionals to help youngsters develop the proper psychological mindset or mental approach to tennis and golf.

Our board of directors believes that Ms. Whitesides is qualified to serve as a member of our board of directors because of the perspective and experience she brings in the sports community.

Code of Ethics

We have not adopted a formal Code of Ethics. Our board of directors evaluated the business of our company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or our directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Board of Directors, Committees and Director Independence

Our board of directors currently consists of two members. Neither of our directors is considered to be an independent director because they each serve our company as an executive officer. We have not established any committees of our board of directors, nor are either of our directors "audit committee financial experts" within the meaning of the rules of the SEC.

Committees of the Board

Our company does not have a nominating, compensation, or audit committee, or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees at this time because our directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Exchange Act, and as defined by Rule 4200(a)(14) of the FINRA Rules.

26

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed suspended, or vacated;

5.	such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

6.	such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the fiscal year ended August 31, 2019 and the period ended August 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
Timothy Conte	2019	-	-	-	-	-	-	-	-
President, CEO, CFO and Director	2018	-	-	-	-	-	-	-	-

Jennifer Whitesides	2019	-	-	-	-	-	-	-	-
Secretary, Treasurer and Director	2018	-	-	-	-	-	-	-	-

27

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them our common shares issued in consideration for services rendered and//or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer's performance. This may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance-based stock options to date, our board of directors reserves the right to grant such options in the future, if our board, in its sole determination believes such grants would be in the best interest of our company.

Employment Agreements

We do not have any employment or consulting agreement with any directors or officers.

Stock Options

We have not granted any stock options to our executive officers since inception.

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of our board of directors cash and/or stock based consideration for their services to our company, which awards, if granted shall be in the sole determination of our board of directors.

Retirement Plans

Our company currently maintains no plans for its executive officers or employees that provide for payments or other benefits at, following or in connection with retirement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 2, 2018, our company issued 5,000,000 founder’s shares to Timothy Conte, our president and director, and 5,000,000 founder’s shares to Jennifer Whitesides, our secretary and director, at a purchase price of $0.002 per share.

During the period ended August 31, 2018, the President of our Company made a contribution into inventory an asset with a fair market value of $566.

On January 15, 2019, Brittany Conte acquired 200,000 shares of common stock for $2,000 on January 15, 2019. The shares were issued pursuant to the exemptions provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder. Ms. Conte is the daughter of our President, Timothy Conte and is also a selling shareholder.

The company does not own or lease property or lease office space. The office space used by the company was arranged by the officer of the company to use at no charge.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 31, 2019 (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our named executive officers and each of our directors and (c) by all executive officers and directors of the Company as a group. As of August 31, 2019, there were 13,100,000 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Timothy Conte 25188 Mario Ave, Unit 108 Punta Gorda, FL 33950	5,000,000 shares of common stock	38.17%
Jennifer Whitesides 25188 Mario Ave, Unit 108 Punta Gorda, FL 33950	5,000,000 shares of common stock	38.17%
Directors and Executive Officers as a Group	10,000,000 shares of common stock	76.34%

MATERIAL CHANGES

None.

28

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 2019 AND PERIOD ENDED AUGUTST 31, 2018

PACIFIC SPORTS EXCHANGE INC.

AUDITED FINANCIAL STATEMENTS

AUGUST 31, 2019 AND 2018

F-1

Pinnacle Accountancy Group of Utah

(a DBA of Heaton & Co., PLLC)

1438 N. Hwy 89, Ste. 120

Farmington, UT 84025

Ph. 801-447-9572

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Pacific Sports Exchange Inc.

Punta Gorda, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pacific Sports Exchange Inc. (the Company) as of August 31, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for the year ended August 31, 2019 and the period of July 2, 2018 (Inception) to August 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019 and 2018, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has minimal operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

November 27, 2019

F-2

PACIFIC SPORTS EXCHANGE INC.

Balance Sheets

	As of
	August 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$22,085	$15,405
Inventory	3,834	5,288
Total Current Assets	25,919	20,693
TOTAL ASSETS	$25,919	$20,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$6,331	$1,167
Total Current Liabilities	6,331	1,167

Stockholders’ Equity
Common stock: 220,000,000 shares authorized; $0.001 par value 13,100,000 and 10,000,000 shares issued and outstanding, respectively	13,100	10,000
Additional paid-in capital	38,466	10,566
Accumulated deficit	(31,978)	(1,040)
Total Stockholders’ Equity	19,588	19,526

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,919	$20,693

The accompanying notes are an integral part of these audited financial statements

F-3

PACIFIC SPORTS EXCHANGE INC.

Statements of Operations

	Year Ended	July 2, 2018 (Inception) to
	August 31,	August 31,
	2019	2018

Revenues	$7,438	$2,602
Cost of goods sold	(6,413)	(2,148)
Gross Profit	1,025	454

Operating Expenses
General and administrative	5,613	546
Professional fees	26,350	948
Total operating expenses	31,963	1,494

Operating loss	(30,938)	(1,040)

Net loss before income taxes	(30,938)	(1,040)

Provision for income taxes	-	-

Net loss	$(30,938)	$(1,040)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	11,996,438	10,000,000

The accompanying notes are an integral part of these audited financial statements

F-4

PACIFIC SPORTS EXCHANGE INC.

Statement of Changes in Stockholders’ Equity

For the period of July 2, 2018 (Inception) to August 31, 2019

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - July 2, 2018 (inception)	-	$-	$-	$-	$-

Common shares issued to founders	10,000,000	10,000	10,000	-	20,000
Contribution of inventory by shareholder	-	-	566	-	566
Net loss	-	-	-	(1,040)	(1,040)

Balance - August 31, 2018	10,000,000	10,000	10,566	(1,040)	19,526

Common shares issued	3,100,000	3,100	27,900	-	31,000
Net loss	-	-	-	(30,938)	(30,938)
Balance - August 31, 2019	13,100,000	$13,100	$38,466	$(31,978)	$19,588

The accompanying notes are an integral part of these audited financial statements

F-5

PACIFIC SPORTS EXCHANGE INC.

Statements of Cash Flows

	Year Ended	July 2, 2018 (Inception) to
	August 31,	August 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,938)	$(1,040)
Changes in current assets and liabilities:
Inventory	1,454	(4,722)
Accounts payable and accrued liabilities	5,164	1,167
Net cash used in operating activities	(24,320)	(4,595)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	31,000	20,000
Net cash provided by financing activities	31,000	20,000

Net change in cash for the period	6,680	15,405
Cash at beginning of period	15,405	-
Cash at end of period	$22,085	$15,405

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Inventory contribution by related party	$-	$566

The accompanying notes are an integral part of these audited financial statements

F-6

PACIFIC SPORTS EXCHANGE INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

August 31, 2019 and 2018

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Pacific Sports Exchange Inc., (“Pacific Sports Exchange,” “the Company,” “we” or “us”) was incorporated in the state of Delaware on July 2, 2018. It is based in Punta Gorda, Florida. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

The Company operates as a sports equipment vendor, specializing in tennis and golf. The Company sources high-value new and used equipment and sells it on-line. The target market is an avid domestic or international customer that is serious about his/her golf or tennis game and will return to the Company for future purchases.

To date, the Company’s activities have been limited to generating revenue via ebay.com, as well as developing initial business contacts and services.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of August 31, 2019, the Company has an accumulated deficit and has earned nominal revenues.

The ability of the Company to obtain profitability is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

F-7

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $22,085 and $15,405 in cash and cash equivalents as of August 31, 2019 and 2018, respectively.

Accounts Receivable and Allowance for Uncollectible Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered. The Company had no accounts receivable or allowance for doubtful accounts at August 31, 2019 or 2018.

Inventory

The Company’s inventory consists of tennis and golf equipment. All inventory is finished goods. Inventories are stated at the lower of cost or net realizable value. Inventory is stored on-site at the Florida office of the Company. Our Company utilizes first-in first-out for inventory items held. We periodically review inventories for obsolescence and any inventories identified as obsolete are written down. Although we believe that the assumptions we use to estimate inventory write-downs are reasonable, future changes in these assumptions could provide a significantly different result. No inventory markdown was recorded during the year ended August 31, 2019 or the period ended August 31, 2018.

Revenue Recognition

Revenue is earned from the re-selling of new and used sports equipment. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations pursuant to each of its equipment sales transactions:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company operates as an on-line only retailer and utilizes eBay as its prime marketing channel. The Company currently relies on eBay, a third-party marketplace, to facilitate its sales. Such reliance on any third-party platform to generate revenues carries with it certain risks, including but not necessarily limited to: the Company could violate the terms of service and lose its selling privileges, or the sites themselves could experience technical issues and/or fail. The Company always strives to abide by the policies of any third-party platform and endeavors to provide superior customer service.

Typical sales transactions are usually fulfilled within twenty-four hours of completing the transaction online. Contracts stating the transaction price and our performance obligation to deliver the ordered products are deemed to be entered into on eBay at the time the customer submits payment, which is conducted through the PayPal payment platform. Due to the instantaneous nature of a customer submitting an order online at a stated price and the same (or next) business day shipment of product, the Company does not anticipate that variable consideration or contract assets or liabilities will arise in the normal course of business.

F-8

Revenues are recognized based on the sales contract price, net of sales taxes, when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. Our contracted prices primarily include cost of inventory, shipping and handling, eBay commission fee and our margin, which varies depending on each item. We may provide incentives to our customers from time-to-time, including discounts, coupons and rewards, which are treated as a reduction in revenue. The Company does not accept returns and clearly indicates this in our listings. However, if a customer receives an item that is not as described in the eBay listing, we must follow the eBay money-back guarantee policy which obligates us to issue a full refund within three (3) business days. We do not provide an estimate for returns as we do not anticipate any returns in the normal course of business.

Cost of Goods Sold

Cost of goods sold includes the following expenses; inventory costs and expenses related to ebay.com fees, repair and shipping services.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, ”Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities (such as warrants, options, convertible preferred stock, and convertible debt) are excluded from the computation of dilutive earnings (loss) per share when their effect would be anti-dilutive. The Company has no potentially dilutive securities currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Financial Instruments and Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2019 and 2018. The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, and accounts payable, approximate their fair values due to the short-term maturities of these financial instruments.

F-9

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Concentrations

During the year ended August 31, 2019 and period ended August 31, 2018, revenue was comprised of one sales channel (ebay.com) over the Internet to unrelated third parties. These sales represented 100% of the revenues of the Company for the year ended August 31, 2019 and the period ended August 31, 2018.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - EQUITY

Common Stock

The Company has authorized 220,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On July 2, 2018 (inception), the Company issued to officers and directors 10,000,000 shares of common stock for $20,000.

During the year ended August 31, 2019, the Company issued to fourteen (14) unrelated investors, 3,100,000 shares of common stock for $31,000.

As of August 31, 2019 and August 31, 2018, the Company had 13,100,000 and 10,000,000 common shares issued and outstanding, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period ended August 31, 2018, the President of the Company made a contribution into inventory an asset with a cost of $566.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is an officer and director of the Company.

F-10

NOTE 5 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, ”Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

	August 31,	August 31,
	2019	2018
Income tax expense at statutory rate	$6,497	$218
Valuation allowance	(6,497)	(218)
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	August 31,	August 31,
	2019	2018
NOL Carryover	$6,715	$218
Valuation allowance	(6,715)	(218)
Net deferred tax asset	$-	$-

As of August 31, 2019, the Company had approximately $31,978 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2038. NOLs generated in tax years prior to August 31, 2018, can be carryforward for twenty years and NOLs generated after August 31, 2018 can be carryforward indefinitely. NOL carry forwards may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the years ended 2018 and 2019 are subject to review by the tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the year ended August 31, 2019. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to August 31, 2019, and through the date these financial statements were issued, the Company did not have any events to report.

F-11

10,600,000 Shares

Common Stock

PACIFIC SPORTS EXCHANGE INC.

________________________

PROSPECTUS

________________________

Through and including [_____________], 2019 (25 days after the commencement of this Offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

December 11, 2019

II-1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than placement agency fees payable by the Registrant relating to the sale of common stock being registered hereby. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$25
Printing and transfer agent fees	2,000
Accounting fees and expenses	12,000
Legal fees and expenses	15,000
Miscellaneous	975
Total	$30,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

On the completion of this offering, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation will include provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant will provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

II-2

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (Securities Act).

RECENT SALES OF UNREGISTERED SECURITIES

On January 15, 2019, our Company issued to thirteen (13) unaffiliated investors an aggregate of 2,900,000 shares of common stock for $29,000. The securities were issued to the unaffiliated investors pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of the Securities and Exchange Commission. Prior to the sale, the investors had a personal or business relationship to the directors of the Company, and the purchasers were deemed to be sophisticated investors with sufficient assets and understanding of the risks of investments to make an informed decision regarding the purchase of our company’s stock.

On January 15, 2019, our Company issued to one (1) affiliated investor 200,000 shares of common stock for $2,000. The securities were issued to an affiliated investor pursuant to the exemptions provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder. The purchaser is the daughter of our President and the purchaser is deemed to be a sophisticated investor with sufficient assets and understanding of the risks of investments to make an informed decision regarding the purchase of our Company’s stock.

II-3

EXHIBITS

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit Number	Exhibit Description
(3)	(i) Articles of Incorporation; (ii) Bylaws
3.1	Articles of Incorporation, incorporated by reference to our Registration Statement on Form S-1/A filed on September 30, 2019
3.2	By-Laws, incorporated by reference to our Registration Statement on Form S-1/A filed on September 30, 2019
3.3	Amended and Restated Certificate of Incorporation
3.4	Amended and Restated By-Laws
(5)	Opinion re legality
5.1	Opinion re: Legality, incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019
(10)	Material Contracts
10.1+	Form of Indemnification Agreement, incorporated by reference to our Registration Statement on Form S-1 filed on April 2, 2019
10.2	Form of Subscription Agreement, incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019
(23)	Consents of experts and counsel
23.1*	Consent of Pinnacle Accountancy Group of Utah
23.2	Consent of Parsons/Burnett/Bjordahl/Hume, LLP (to be included in Exhibit 5.1), incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019

__________

* Filed herewith.

+ Indicates exhibits that constitute management contracts or compensatory plans or arrangements.

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UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Punta Gorda, Florida, on December 11, 2019.

Pacific Sports Exchange Inc.

By:	/s/ Timothy Conte
Name:	Timothy Conte
Title:	President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Timothy Conte	President, Chief Executive Officer, Chief Financial Officer and Director	December 11 , 2019
Timothy Conte	(Principal Executive Officer and Principal Financial Officer )

/s/ Jennifer Whitesides	Secretary, Treasurer and Director	December 11 , 2019
Jennifer Whiteside	(Principal Accounting Officer)

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